UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2017

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On August 15, 2017, Helios and Matheson Analytics Inc. (the “Company”) filed a Form 8-K which disclosed its agreement to acquire a majority stake in MoviePass Inc. (“MoviePass”) pursuant to a Securities Purchase Agreement (the “MoviePass SPA”) entered into on the same date (the “MoviePass Transaction”). On October 11, 2017, the Company filed a Form 8-K which announced that the Company and MoviePass entered into an Amendment No. 1 to the MoviePass SPA on October 6, 2017. On November 30, 2017, the Company filed a Form 8-K (the “Original Report”), which contained various exhibits relating to the MoviePass Transaction, including various financial statements as required by Items 9.01(a) and 9.01(b). After a review of the Company’s pro forma financial information included in the Original Report, the Securities and Exchange Commission (“SEC”) requested that certain changes be made to the exhibits filed with the Original Report (specifically related to certain information included in the Unaudited Pro Forma Condensed Combined Balance Sheet As of September 30, 2017 and Footnote 1 to the Unaudited Pro Forma Condensed Combined Financial Information). Therefore, the Company is filing this Amendment No. 1 on Form 8-K/A (the “Amendment”) to reflect the Company’s changes to the Original Report in response to certain SEC comments.

This Amendment reflects changes to the following items (1) Goodwill under the Unaudited Pro Forma Condensed Combined Balance Sheet As of September 30, 2017, (2) Total assets under the Unaudited Pro Forma Condensed Combined Balance Sheet As of September 30, 2017, (3) Deferred revenue under the Unaudited Pro Forma Condensed Combined Balance Sheet As of September 30, 2017, (4) Total current liabilities under the Unaudited Pro Forma Condensed Combined Balance Sheet As of September 30, 2017, (5) Total liabilities under the Unaudited Pro Forma Condensed Combined Balance Sheet As of September 30, 2017, (6) Total liabilities, redeemable common stock and shareholders’ equity (deficit) under the Unaudited Pro Forma Condensed Combined Balance Sheet As of September 30, 2017, (7) Deferred Revenue included in the table under Footnote 1 to the Unaudited Pro Forma Condensed Combined Financial Information, (8) Total Fair Value of Assets Acquired and Liabilities Assumed included in the table under Footnote 1 to the Unaudited Pro Forma Condensed Combined Financial Information, (9) Goodwill included in the table under Footnote 1 to the Unaudited Pro Forma Condensed Combined Financial Information, (10) a discussion of the adjustment to increase deferred revenue and corresponding adjustment to goodwill included in Footnote 1 to the Unaudited Pro Forma Condensed Combined Financial Information, and (11) a discussion of the adjustment of recorded debt incurred in conjunction with the MoviePass Transaction included in Footnote 6 to the Unaudited Pro Forma Condensed Combined Financial Information.

This Amendment amends certain information in certain exhibits and financial statements described in Item 9.01 “Financial Statements and Exhibits,” and such amendments only reflect the changes described above. Except for the foregoing amended information, this Amendment continues to describe conditions as of the date of the Original Report, and the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the Original Report, or to modify or update those disclosures affected by subsequent events. Among other things, forward-looking statements made in the Original Report have not been revised to reflect events, results or developments that have occurred or facts that have become known to us after the date of the Original Report (other than the amendment), and such forward-looking statements should be read in their historical context. This Amendment should be read in conjunction with the Company’s filings made with the SEC subsequent to the Original Report, including any amendments to those filings.

Item 9.01             Financial Statements and Exhibits.

(a)	Pro Forma Financial Information.

The unaudited pro forma combined financial statements are attached as Exhibit 99.3 to this Amendment.

Exhibit
Number	Description

99.3	Unaudited Pro Forma Combined Financial Statements of Helios and Matheson Analytics Inc. and MoviePass Inc.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2018

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Stuart Benson
Stuart Benson, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.3	Unaudited Pro Forma Combined Financial Statements of Helios and Matheson Analytics Inc. and MoviePass Inc.

3